UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 1, 2022)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

111 Broadway Amityville, NY 11701	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 1, 2022, the Board of Directors (the “Board”) of The Greenrose Holding Company Inc., a Delaware corporation, (“Company”) unanimously appointed Mr. Benjamin Paul Rose (“Mr. Rose”), age 48, as a non-executive director of the Company’s Board, effective immediately. It is not currently known on which, if any, committee(s) of the Board of Directors Mr. Rose will serve.

Prior to joining the Company, Mr. Rose served as a director of the MedMen Enterprises Inc. (CSE: MMEN) (OTCQX: MMNFF) Board from August 2018 to December 14, 2020, during which time he served in the capacity of the Executive Chairman from May 2019 until his resignation. Additionally, since July 2012, Mr. Rose has served as Chief Investment Officer of Wicklow Capital, Inc., the family office of Daniel Tierney, co-founder and former co-CEO of GETCO (now VIRTU Financial), and prior to that, as Managing Director at RoundKeep Capital Advisors, Portfolio Manager at Balyasny Asset Management, Head Trader at Blue Ridge Capital, and as Trader at Goldman Sachs. Mr. Rose graduated from Harvard University and has experience in financial markets, entrepreneurial finance, identifying strategic opportunities for growth and building operations.

In connection with his service as a director, Mr. Rose will receive the Company’s standard non-employee director compensation, as determined by the Compensation Committee from time to time. Any grant of equity shall be made pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”) that was filed on December 5, 2021, with the Company’s proxy statement on Schedule 14A), which allows participation to certain employees and non-employee directors and is administered by the Compensation Committee.

There are no arrangements or understandings between Mr. Rose and any other person pursuant to which he was appointed as a director. There are also no family relationships between Mr. Rose and any director or executive officer of the Company and Mr. Rose has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on August 5, 2022, announcing two appointments to its executive team and board of directors, effective August 2022, including the appointment of Mr. Rose to the Board, as described in Item 5.02 above, and the appointment of Mr. Bernard Wang as chief financial officer, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2022, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 3, 2022, Shareholder Representative Services LLC (the “Plaintiff”) filed in the Connecticut Superior Court: (i) an amended complaint against The Greenrose Holding Company Inc. (the “Company”); and (ii) an application for prejudgment remedy seeking to attach property of the Company to secure a requested $6,000,000 judgment. The amended complaint, as did Plaintiff’s initial complaint disclosed in the Company’s Form 8-K of July 5, 2022, generally alleges breach of contract, breach of the covenant of good faith and fair dealing, and conversion with respect to the Agreement and Plan of Merger effective as of March 12, 2021 and its Amendments 1 and 2 (collectively, the “Merger Agreement”) between the Plaintiff, as representative of the Selling Securityholders of Theraplant (as defined in the Merger Agreement), and the Company. The Company intends to defend itself vigorously.

The information in Item 8.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 8.01 of this Current Report on Form 8-K, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by The Greenrose Holding Company Inc. on August 5, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: August 5, 2022	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer

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